Exhibit 16.1

September 19, 2017

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington DC 20549-7561

Re:

AngioGenex, Inc.

Commission File Number: 000-26181

Commissioners:

We have read Item 14 of Form 10-12G dated September 19, 2017, of AngioGenex, Inc. and are in agreement with the statements contained therein insofar as they relate to our firm.

Very truly yours,

/s/ Li and Company, PC

Li and Company, PC